UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 22, 2009 (September 21, 2009)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Effective as of September 21, 2009, Comstock Homebuilding Companies, Inc. (the “Company” or “Guarantor”) and Mathis Partners, LLC (“Borrower”) concluded its negotiations with Cornerstsone Bank (the “Lender”) and entered into a Settlement Agreement and Mutual Release (the “Agreement”) relating to $5,221,000 of outstanding indebtedness (the “Debt”) owed by the Borrower to Lender, and guaranteed by the Company, related to an acquisition and construction loan originally provided by Haven Trust Bank (“Haven Trust”) in connection with a single family development project in Atlanta, Georgia known as The Gates of Luberon (the “Project”); the Project was acquired as part of the Company’s stock purchase of Parker Chandler Homes, Inc. and its subsidiaries (“Parker Chandler”). Under the terms of the Agreement, the parties have agreed to dismiss the pending litigation against each other, and Lender has unconditionally released the Borrower and the Company from their respective obligations and guarantees relating to the Debt in consideration of a cash payment of $50,000 to Lender and the delivery by the Company of a non-interest bearing unsecured subordinate note in the amount of $400,000 with a three year term (the “Note”). As a result of completing the negotiations in September, the Company will write off the remaining carrying value of the Project and reduce the recorded value of the debt to the final settlement amount and expects to record a gain on troubled debt restructuring of approximately $1.2 million during the quarter ending September 30, 2009.

In December of 2008, prior to any substantive action taking place in the litigation, Haven Trust failed and was placed into receivership by the Federal Deposit Insurance Corporation (FDIC). Cornerstone Bank was a participant in the loan originally made by Haven Trust to Parker Chandler and was assigned control of the loan by the FDIC after its seizure of Haven Trust. The entirety of the Project has been foreclosed upon by Cornerstone; the proper participation of the Debt and the foreclosure proceeding being the central issues in the litigation being settled by the Agreement. Certain additional details related to the Debt were previously reported by the Company in a Form 8-K filed April 4, 2008.

On September 22, 2009, the Company issued a press release announcing the settlement agreement and mutual release. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc. dated September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer